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                                                                    EXHIBIT 10.9

                              EMPLOYMENT AGREEMENT

        This Employment Agreement (the "Agreement") is entered into this 1st day of September,1997 ("Effective Date") by and between Huntsman Packaging Corporation, a Utah corporation ("Employer"), and Jack E. Knott ("Employee"), an individual residing at 5436 Edgehollow Place, Dallas, Texas 75287.

        WHEREAS, Employer desires to employ Employee in accordance with the terms and conditions hereinafter set forth and Employee desires to be so employed;

        NOW, THEREFORE, in consideration of the mutual covenants herein contained, Employer and Employee agree as follows:

        1. EMPLOYMENT. Employer hereby employs Employee as Executive Vice President and Chief Operating Officer ("COO") of Employer. In this position, Employee shall report to the President and Chief Executive Officer of Employer or such other individual as designated by Employer.

        2. DUTIES. During the Term of Employment (as hereinafter defined), Employee's duties shall include, but not be limited to those generally associated with "Chief Operating Officer," and such other duties consistent therewith as may be assigned to Employee from time to time by Employer. Employee shall diligently and competently devote his time, abilities and attention to these activities, shall perform his duties in a professional, ethical and businesslike manner, and shall comply with all policies and procedures of Employer.

        3. PLACE OF WORK/RELOCATION. During the period beginning September 1, 1997 and ending May 31, 1999, Employee need not relocate his residence to Salt Lake City, Utah. However, Employee acknowledges and agrees that he shall be employed at and his office shall be located in Salt Lake City. To that end, to the extent it is prudent and practical, Employee shall perform his duties from his Salt Lake City office. From June 1, 1999 forward, Employer shall have the right to require Employee to relocate his residence to Salt Lake City, Utah. If Employee is required to relocate his residence and declines to do so, the Term of Employment shall terminate on the date Employee so declines.

        4. TERM OF EMPLOYMENT. Unless earlier terminated as provided herein, the "Term of Employment," as that phrase is used in this Agreement, shall be from September 1, 1997 through and including August 31, 2000 (the "Initial Term"). The Term of Employment shall be renewed automatically for successive periods of twelve (12) months ("Renewal Terms") after the expiration of the Initial Term (and any subsequent Renewal Terms) unless either party provides written notice of non-renewal at least six (6) months prior to the end of the Initial Term or three (3) months prior to the end of any Renewal Term.

        5. COMPENSATION AND BENEFITS. During the Term of Employment, Employer shall provide to Employee, and Employee shall accept from Employer as full compensation for Employee's services hereunder, compensation and benefits as follows:



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                a. Base Salary. Employee shall be paid at an annual base salary rate of $255,000 ("Base Salary"). The Base Salary may be increased (but not decreased during the Initial Term), as determined by Employer in its sole discretion and consistent with Employer's corporate practices. The Base Salary shall be provided in accordance with payroll practices in effect for all salaried employees of Employer.

                b. Performance Bonus. Employee shall be eligible for a Performance Bonus, which shall be calculated in accordance with the following:

                        A. Employee's target Performance Bonus shall be 50% of his Base Salary for the calendar year. Employee's maximum Performance Bonus will be 100% of his Base Salary for the calendar year and Employee's minimum Performance Bonus will be 25% of his Base Salary for the calendar year. Employee's Performance Bonus shall be paid not later than ninety (90) days after the end of each calendar year.

                        B. Prior to the commencement of each calendar year, the Board of Directors of the Employer and Employee shall establish performance goals based on two measurement areas: Financial Objectives and Strategic Objectives. 75% of Employee's Performance Bonus shall be based on the Financial Objectives and 25% of Employee's Performance Bonus shall be based on the Strategic Objectives. Employee's Performance Bonus will be determined by the extent to which the Employer attains the objective performance goals established by the Board and Employee prior to the beginning of the year.

                        C. Notwithstanding the foregoing, Employee's Performance Bonus for 1997 shall be 50% of his Base Salary for the four-month period beginning September 1, 1997.

                c. Benefit Plans. Employee shall be eligible to participate in the health, fife, disability, retirement and all other fringe benefit plans from time to time in effect for similarly situated senior executive employees of Employer, in accordance with the terms of those plans then in effect, and without any gap in coverage between the time Employee terminates employment with Rexene Corporation and commences employment with Employer.

                d. SERP. Employer shall take all corporate actions available to it in order to cause Employee's benefit accrued under the Rexene Corporation Supplemental Executive Retirement Plan (the "SERP")to be fully paid to Employee in a single lump sum, as soon as practicable after the Effective Date. Employee shall be responsible for the payment of all taxes on such payment. Employer and Employee understand and agree that the SERP cannot be amended in any manner for a period of two (2) years following the acquisition of Rexene Corporation by Huntsman Corporation without the written consent of a majority of the participants in the SERP.

                e. Stock Options. On or before January 1, 1998, Employer shall grant Employee an option to purchase shares of non-voting common stock of Employer equal to one percent of all outstanding classes of Employer common stock as of January 1, 1998, under terms and conditions



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specified in the Huntsman Packaging Corporation Stock Option Plan and the Option
Agreement between Employer and Employee.

                f. Business Expenses. Employer shall reimburse Employee for reasonable and necessary business expenses, in accordance with Employer's policies and upon presentation of appropriate documentation.

                g. Relocation Expenses. If Employee relocates his residence to Salt Lake City from Dallas, Employer shall reimburse Employee for reasonable and necessary expenses incurred in connection with his relocation, in accordance with the terms of Employer's relocation policy then in effect.

                h. Past-Service Credit. Employer shall take into account Employee's years of service with Rexene Corporation for purposes of Employees benefit plans in the manner provided for the employees of the CT Film Division in Section 5.5 of the Agreement and Plan of Merger between Huntsman Corporation and Rexene Corporation, to the extent permitted by law.

        6. TERMINATION. The Term of Employment shall terminate upon:

                a. Employee's death;

                b. Employee's disability (as such term is defined within Employer's Benefit Plans) as of the date Employee is eligible to receive benefits under Employer's long-term disability plan;

                c. Termination by Employer for "Cause." For purposes of this Agreement, "Cause" means: (i) repeated failures by Employee to substantially perform his duties; (ii) commission by Employee of a felony; or (iii) fraud, misappropriation or embezzlement involving property of Employer or other intentional wrongful acts that materially impair the goodwill or business of Employer or that cause material damage to its property, goodwill or business. Any termination pursuant to this subparagraph shall be by written notice to Employee;

                d. Written agreement of Employer and Employee;

                e. Termination by Employer without Cause;

                f. Upon written notice by either Employee or Employer in accordance with Paragraph 4.

                g. Termination by Employee for "Good Reason." For purposes of this Agreement "Good Reason" means: (-i) without the Employee's consent, the assignment to him of any material duties or responsibilities substantially inconsistent with his position, duties and responsibilities with Employer as set forth herein, which assignment, change or inconsistency is not cured by Employer within thirty (30) days following its receipt of notice from the Employee specifying in reasonable detail such assignment, change or inconsistency; or (H) the Employees





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breach of any material terms of this Agreement, which breach is not cured by the Employer within thirty (30) days following its receipt of notice from Employee specifying in reasonable detail the breach.

                h. Termination by Employer in the event Employee declines to relocate his residence as set forth in Paragraph 3 hereof.

        7. COMPENSATION UPON TERMINATION OR DISABILITY.

                a. If Employee's employment is terminated during the Initial Term, Employee shall receive the greater of (i) the remainder of his Base Salary under Paragraph 5(a) through the Initial Term and (ii) the amount payable under Paragraph 7(b)(1), (2) or (3), as applicable.

                b. If Employee is terminated during any Renewal Term, Employee shall be compensated upon termination as follows:

                        1. If Employee's employment is terminated pursuant to Paragraphs 6(a), 6(b), 6(c), or by Employee under 6(f), Employee shall not be entitled to receive any compensation or benefits after the date of such termination.

                        2. If Employee's employment is terminated by the parties pursuant to Paragraph 6(d) hereof, Employee shall be entitled to receive such compensation as may be specified in a written agreement, if any, between Employer and Employee regarding Employee's termination.

                        3. If Employee's employment is terminated pursuant to Paragraphs 6(e), by Employer under 6(f), or 6(g), Employee shall continue to receive his Base Salary under Paragraph 5(a) for a period of twelve (12) months following the date on which notice of termination is effective. Additionally, Employee shall continue to participate in the Employer's benefits plans (as described in Paragraph 5(c)), to the extent permitted by applicable law.

                c. Notwithstanding Paragraphs 7(a) and 7(b), if Employee's employment is terminated pursuant to Paragraph 6(h), Employee shall not be entitled to receive any compensation or benefits after the date of such termination.

        8. RESTRICTIVE COVENANTS.

                a. Confidential Information. Employee acknowledges that he has had and will have access to confidential information (including, but not limited to, current and prospective confidential know-how, inventions, trade secrets, customer lists, marketing plans, business plans, information regarding acquisitions, mergers, divestitures and/or joint ventures) concerning the business, customers, products, plans, finances, suppliers, and assets of Employer and its parents, subsidiaries, affiliates and other related entities (collectively, the "Related Entities") that is not generally known outside Employer and/or the Related Entities ("Confidential Information"). Employee agrees that he shall not, at any time, directly or indirectly use, divulge, furnish or make accessible to any person any Confidential Information, but instead shall keep all Confidential






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Information strictly and absolutely confidential. Employee agrees to deliver promptly to Employer, at the termination of his employment or at any other time at Employees request, without retaining any copies, all documents and other materials in his possession relating, directly or indirectly, to any Confidential Information.

                b. Non-Competition. Employee agrees that so long as he is employed by Employer and for a period of one (1) year thereafter (the "Period"), he shall not, without the prior written consent of Employer, participate or engage in, directly or indirectly (as an owner, partner, employee, officer, director, independent contractor, consultant, advisor or in any other capacity calling for the rendition of services, advice, or acts of management, operation or control), any business that, during the Period, is competitive with the Business Conducted by Employer or any of the Related Entities (as defined below) within any geographic area in which Employer or any of the Related Entities does business.

                c. Non-Solicitation of Employees. Employee agrees that, during the Period, he shall not, without the prior written consent of Employer, directly or indirectly solicit any current employee of Employer or any of the Related Entities or any individual who becomes an employee during the Period to leave such employment and join or become affiliated with any business that is, during the Period, competitive with the Business Conducted by Employer or any of the Related Entities within any geographical area in which Employer or any of the Related Entities does business.

                d. No Diversion of Business Opportunities and Prospects. During the Period, Employee shall not, without the written consent of Employer, directly or indirectly seek to divert or dissuade from continuing to do business with or entering into business with Employer or any of the Related Entities, any supplier, customer, or other person or entity that had a business relationship with or with which Employer was actively planning or pursuing a business relationship at or before the date of termination of his employment.

                e. Irreparable Harm. Employee acknowledges that: (i) Employee's compliance with this Agreement is necessary to preserve and protect the proprietary rights, Confidential Information and the goodwill of Employer and the Related Entities as going concerns; (ii) any failure by Employee to comply with the provisions of this Agreement will result in irreparable and continuing injury for which there will be no adequate remedy at law; and (iii) in the event that Employee should fail to comply with the terms and conditions of this Agreement, Employer shall be entitled, in addition to such other relief as may be proper, to all types of equitable relief (including, but not limited to, the issuance of an injunction and/or temporary restraining order) as may be necessary to cause Employee to comply with this Agreement, to restore to Employer its property, and to make Employer whole.

                f. Survival. The provisions set forth in this Section 8 shall, as noted, survive termination of this Agreement.




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        9. DEFINITIONS.

                a. For purposes of this Agreement, the term "Business Conducted by Employer or any of the Related Entities" shall mean the manufacture and sale of flexible packaging and plastic film products.

        10. MISCELLANEOUS PROVISIONS.

                a. No modification, amendment or waiver of this Agreement nor consent to any departure by Employee from any of the terms or conditions thereof, shall be effective unless in writing and signed on behalf of Employer by a duly authorized officer. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. This Agreement sets forth the entire agreement and understanding between Employer and Employee and supersedes all prior agreements and understandings, written or oral, relating to the subject matter hereof.

                b. This Agreement shall be binding upon and enforceable by Employee and shall inure to the benefit of Employee's executors, administrators, heirs, successors, devisees and legal representatives and Employer and any successor or assignee of Employer, but neither this Agreement nor any rights or payments arising hereunder may be assigned, pledged, transferred (except upon death) or hypothecated by Employee.

                c. All notices required to be given under the terms of the Agreement, or that either of the parties desires to give hereunder, shall be in writing and delivered personally or be sent by registered mail or certified mail, postage prepaid, return receipt requested, addressed as follows:

              If to Employer:      Huntsman Packaging Corporation
                                   500 Huntsman Way
                                   Salt Lake City, UT 84108
                                   Attention:   Richard P. Durham, President and
                                                Chief Executive Officer

              With a Copy to:      Huntsman Packaging Corporation
                                   500 Huntsman Way
                                   Salt Lake City, UT 84108
                                   Attention:   Office of General Counsel

              If to Employee:      Jack E. Knott
                                   5436 Edgehollow Place
                                   Dallas, Texas 75287

Any party may change the address to which notice is to be sent to it or to him/her by notice in writing to the other party as provided above.

        d. This Agreement shall be subject to and governed by the laws of the State of Utah.



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                e. If any provisions(s) of this Agreement shall be found invalid or unenforceable, in whole or in part then such provision(s) shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision(s) had been originally incorporated herein as so modified or restricted, or as if such provisions) had not been originally incorporated herein, as the case may be.

                f. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

                IN WITNESS WHEREOF, the undersigned have executed this Employment Agreement as of the date first above written.




HUNTSMAN PACKAGING CORPORATION,        JACK E. KNOTT (Employee)
a Utah Corporation (Employer)



By: /s/                                By: /s/
   ---------------------------------      --------------------------------------
        Rick Durham                             Jack E. Knott

Its:    President & CEO

Date:                                  Date:
     --------------------------------       ------------------------------------



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